UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2007

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Courthouse Street, Suite 201

Williamsburg, Virginia 23188

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On October 29, 2007, MHI Hospitality Corporation (the “Company”)’s assignee and indirect subsidiary completed the acquisition of the 250-room former Clarion Hotel (the “Hotel”) in Tampa, Florida for the aggregate purchase price of $13.5 million from Van Tampa Plaza Hotel, Inc., a Florida corporation (“Seller”). Another indirect subsidiary of the Company, which will lease the Hotel, has entered into a 10-year franchise agreement with InterContinental Hotels Group through its franchising entity, Holiday Hospitality Franchising, Inc., to brand the Hotel as the Crowne Plaza® Tampa Westshore.

The Company acquired in this acquisition approximately 3.82 acres of land located in Tampa, Florida, the improvements located on that land consisting principally of the Hotel, all personal property and equipment owned by the Seller and located in or at the Hotel, and all permits and licenses transferable by the Seller as described in the purchase agreement by and between Seller and the Company disclosed as Exhibit 10.28 to the Company’s Current Report on Form 8-K dated July 16, 2007.

The Hotel is presently closed, and it will remain closed pending the completion of renovations which the Company anticipates will be part of a $20.0 million capital improvement program for the Hotel. The Company expects this capital improvement program may last approximately eighteen months, and the Company anticipates opening the Hotel some time during the first quarter of 2009. The Company expects to brand the Hotel as a Crowne Plaza® if the renovated Hotel satisfies Crowne Plaza® franchise requirements. Following completion of the renovation, the Company expects that the Hotel will be managed by MHI Hotels Services, LLC, the manager of the Company’s other properties.

The summary of the transactions described above is qualified in its entirety by the complete text of the purchase agreement by and between Seller and the Company disclosed as Exhibit 10.28 to the Company’s Current Report on Form 8-K dated July 16, 2007.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To pay the aggregate purchase price for the Hotel, the Company borrowed approximately $13.5 million under its line of credit dated as of May 8, 2006. The information set forth in Item 2.03 of the Company’s Current Report on Form 8-K dated May 9, 2006 is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On October 31, 2007, the Company issued a press release announcing the closing of the acquisition of the Hotel and a press release announcing the Crowne Plaza® franchise agreement. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, hereto.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

99.1    Press release of MHI Hospitality Corporation dated October 31, 2007 announcing the closing of the acquisition of the former Tampa Clarion Hotel

99.2    Press release of MHI Hospitality Corporation dated October 31, 2007 announcing the Crowne Plaza® Flag for Tampa Hotel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2007

MHI HOSPITALITY CORPORATION

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	Executive Vice President and Chief Operating Officer

Exhibit Index

99.1    Press release of MHI Hospitality Corporation dated October 31, 2007 announcing the closing of the acquisition of the former Tampa Clarion Hotel

99.2    Press release of MHI Hospitality Corporation dated October 31, 2007 announcing the Crowne Plaza® Flag for Tampa Hotel